                                                                   EXHIBIT 23(c)



                             BANKBOSTON CORPORATION



                               CONSENT OF COUNSEL



     I, Gary A. Spiess, General Counsel of BankBoston Corporation, hereby consent to the use of my name in the Registration Statement, as amended, and any related Proxy Statement-Prospectus.



                                          /s/ GARY A. SPIESS

                                          --------------------------------------

                                          Gary A. Spiess


                                          General Counsel



Boston, Massachusetts


August 19, 1997